                                                                     EXHIBIT 5.1

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                           777 South Figueroa Street
                             Los Angeles, CA  90017

                                 (213) 680-8400                      Facsimile:
                                                                  (213) 680-8500


                                August 7, 2000


ChipPAC, Inc.
3151 Coronado Drive
Santa Clara, California 95059

          Re:  ChipPAC, Inc.
               Registration Statement on Form S-1
               Registration No. 333-39428

Ladies and Gentlemen:

          We are acting as special counsel to ChipPAC, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 10,000,000 shares of its Class A common stock, par value $.01 per share (the "Common Stock"), plus up to an additional 1,500,000 shares of Common Stock (all such shares, together with any additional shares registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), the "Shares") of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1 (Registration No. 333-39428), filed with the Securities and Exchange Commission (the "Commission") under the Act (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company and Credit Suisse First Boston Corporation, Merril Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., FleetBoston Robertson Stephens Inc. and Thomas Weisel Partners LLC as representatives of the several Underwriters.

          In connection with the proposed registration of the Common Stock, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

          For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all the documents in connection with which this opinion is rendered, the authority of such persons

                               KIRKLAND & ELLIS

ChipPAC, Inc.
August 7, 2000
Page 2

signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

          Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the internal laws of the State of New York, the General Corporation Law of the State of Delaware (the "DGCL") and the federal law of the United States of America.

          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that, in our opinion, upon the effectiveness of the Amended and Restated Certificate of Incorporation of the Company, the Shares will be duly authorized for issuance, and, when (i) the Registration Statement becomes effective under the Act, (ii) the Board of Directors of the Company has taken all necessary action to approve the issuance and sale of the Shares, (iii) the Shares have been duly executed and delivered on behalf of the Company and countersigned by the Company's transfer agent/registrar and (iv) the Shares are issued in accordance with the terms of the Underwriting Agreement upon receipt of the consideration to be paid therefor, the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or

                               KIRKLAND & ELLIS


ChipPAC, Inc.
August 7, 2000
Page 3



supplement this opinion should the present laws of the State of New York, the DGCL or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

          This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.


                                    Very truly yours,

                                    /s/ Kirkland & Ellis

                                    KIRKLAND & ELLIS

                                       3